# AGREEMENT AND AMENDMENT

This Agreement and Amendment (the "Agreement") is made as of July 24, 2007, by and among National Realty and Mortgage, Inc., a Nevada corporation (the "Company"), Vision Opportunity Master Fund, Ltd. ("Vision") and each of the other parties set forth on the signature page hereto (collectively, the "Purchasers").

Recitals

WHEREAS, on June 5, 2007, the Company and the Purchasers entered into a Series B Convertible Preferred Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which the Company issued shares of its Series B Convertible Preferred Stock and related warrants to the Purchasers in exchange for a cash payment of $6,700,000 and which Stock Purchase Agreement was consummated on June 6, 2007 (the "Closing Date");

WHEREAS, in connection with the Stock Purchase Agreement, on June 5, 2007, the Company and the Purchasers entered into a Registration Rights Agreement (the "Registration Rights Agreement"),

a. pursuant to Section 2 of which the Company is required to file with the Securities and Exchange Commission, on or prior to the 30th day following the Closing Date (or July 6, 2007), a "resale" Registration Statement (the "Registration Statement") providing for the resale of all Conversion Shares for an offering to be made on a continuous basis pursuant to Rule 415,

b. pursuant to Section 2A of which, at any time following the date on which all Conversion Shares have been registered for resale pursuant to Section 2 thereof (the "Permitted Request Date"), a Holder or Holders owning 25% or more in interest of the Registrable Securities (other than the Conversion Shares) (the "Initiating Holders") may request that the Company file a Registration Statement providing for the resale of all Registrable Securities then held by the Initiating Holders by giving written notice of such demand to the Company and the Company shall then prepare and file with the Commission on or prior to the Additional Filing Date, a "resale" Registration Statement providing for the resale of all Registrable Securities included in the Demand Notice for an offering to be made on a continuous basis pursuant to Rule 415, and

c. (iii) pursuant to Section 7(e) of which the Company is required to pay certain liquidated damages to the Purchasers if, among other things, the Company shall fail to file a Registration Statement on or prior to the Filing Date, any Additional Filing Date or after notice from the

Holders, as set forth in Section 2(b) thereof or Section 2A(b) thereof, or a Registration Statement is not declared effective by the Commission on or prior to the applicable Effectiveness Date, until such failures shall have been cured;

WHEREAS, in connection with the filing of the Registration Statement and at the request of Vision, the Company engaged new counsel as special counsel to the Company (the "New Counsel") to assist the Company in preparing and filing the Registration Statement and in communicating with the Securities and Exchange Commission for the effectiveness of the Registration Statement, and such New Counsel is Sichenzia Ross Friedman Ference LLP and such engagement was effected on June 30, 2007; and

WHEREAS, in connection with the engagement of the New Counsel, each Purchaser desires to amend the Registration Rights Agreement and the parties hereto have agreed to amend the Registration Rights Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

Section 1. Amendment to the Registration Rights Agreement

A. The parties agree that definition of "Filing Date" as set forth in Section 1 of the Registration Rights Agreement is amended to read in its entirety as follows:

"Filing Date" means August 23, 2007.

B. The parties agree that Schedule II to the Registration Rights Agreement is amended to read in its entirety as set forth in Exhibit A hereto.

Section 2. Effect on Transaction Documents Except as expressly set forth above, all of the terms and conditions of the Transaction Documents and any agreements, documents and instruments signed by the Company and any Purchaser in connection therewith shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

Section 3. Miscellaneous

a. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the Registrable Securities outstanding.

b. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Registration Rights Agreement Agreement.

c. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

d. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

e. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Registration Rights Agreement.

f. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

g. Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

*[SIGNATURE PAGE FOLLOWS]*

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement and Amendment as of the date first written above.

NATIONAL REALTY AND MORTGAGE, INC.

By: David Wang
Name:
Title:

PURCHASERS:

VISION OPPORTUNITY MASTER FUND, LTD.

By: [signature]
Name: Adam Benowitz
Title: Portfolio Manager

COLUMBIA CHINA CAPITAL GROUP, INC.

By: ____________________
Name:
Title:

Schedule II

Other Agreements of the Company Granting Registration Rights

[None.]